Exhibit 23.1


                   CONSENT OF SCHWARTZ, LEVITSKY, FELDMAN, llp


         The undersigned, Schwartz, Levitsky, Feldman, llp, hereby consents to the use of our name and use of our auditor's report dated March 22, 2000 except for Note 17 for which the date is April 17, 2000 for ThinkPath.com Inc. formerly known as IT Staffing Ltd. (the "Company") as filed with the Company's Registration Statement on Form SB-2, and any amendments thereto, being filed by the Company.



                                          /s/ Schwartz, Levistsky, Feldman, llp
                                          -------------------------------------
                                              Schwartz, Levitsky, Feldman, llp
                                              Chartered Accountants
April 25, 2000